                                                                    Exhibit 5.1

             [LETTERHEAD OF PAUL, HASTINGS, JANOFSKY & WALKER LLP]

600 PEACHTREE ST., N.E., STE. 2400              399 PARK AVENUE                      345 CALIFORNIA STREET
    ATLANTA, GEORGIA 30308-2222                                                SAN FRANCISCO, CALIFORNIA 94104-2635
     TELEPHONE (404) 815-2400              NEW YORK, NEW YORK 10022-4697             TELEPHONE (415) 835-1600

     690 TOWN CENTER DRIVE                   TELEPHONE (212) 318-6000              1055 WASHINGTON BOULEVARD
COSTA MESA, CALIFORNIA 92626-1924                                               STAMFORD, CONNECTICUT 08901-2217
    TELEPHONE (714) 668-6200                  FACSIMILE (212) 319-4090               TELEPHONE (203) 961-7400

                                                INTERNET www.phjw.com
THE INTERNATIONAL FINANCIAL CENTRE                                                      ARK MORI BUILDING
       OLD BROAD STREET                          ------------------                 12-32, AKASAKA I-CHOME
       LONDON EC2N IHQ                      ROBERT P. HASTINGS (1010-19AC)         MINATO-KU, TOKYO 107, JAPAN
  TELEPHONE 44 (171) 562-4000                         COUNSEL                         TELEPHONE (03) 3586-4711
                                                    LEE C. PAUL
    505 SOUTH FLOWER STREET                      LEONARD S. JANOFSKY              1299 PENNNSYLVANIA AVENUE, N.W.
LOS ANGELES, CALIFORNIA 90071-2371               CHARLES M. WALKER                 WASHINGTON, D.C. 20004-2400
    TELEPHONE (215) 683-6000                                                       TELEPHONE (202) 508-9500


                               September 17, 1999
                                                                    OUR FILE NO.
WRITER'S DIRECT ACCESS                                              30456.96178


CONSOL Energy Inc.
Consol Plaza
1800 Washington Road
Pittsburgh, Pennsylvania 15241

     Re:  Registration Statement on Form S-8
          ----------------------------------

Ladies and Gentlemen:

          We are furnishing this opinion as counsel to CONSOL Energy Inc., a Delaware corporation (the "Company"), with respect to the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, in connection with the registration by the Company of up to 3,250,000 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share, to be issued pursuant to stock or other awards to be granted and upon the exercise of stock options granted or to be granted to employees and/or directors under the CONSOL Energy Inc. Equity Incentive Plan (the "Plan").

          In our capacity as counsel for the Company in connection with the matters referred to above, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and the Bylaws of the Company, the Plan, originals or copies of records of corporate action of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company and such other instruments and documents, as we deemed appropriate as a basis for the opinions hereinafter expressed. For purposes of such examination, we have assumed the genuineness of all signatures on and the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as copies. We have not independently verified such information and assumptions.

PAUL, HASTINGS, JANOFSKY & WALKER LLP


          Subject to the foregoing, and based on such examination and review, we are of the opinion that:

          1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

          2. The Shares are duly authorized and, when issued and paid for upon exercise of options or other rights granted pursuant to the Plan, will be validly issued, fully paid and nonassessable.

          We are members of the Bar of the State of New York and do not hold ourselves out as experts concerning or qualified to render opinions with respect to any laws other than the laws of the State of New York, the federal laws of the United States and the Delaware General Corporation Law.

          We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                         Very truly yours,



                         PAUL, HASTINGS, JANOFSKY & WALKER LLP